Exhibit 99.1

21ST CENTURY ONCOLOGY HOLDINGS, INC.

21st Century Oncology Contact:

LeAnne M. Stewart

Chief Financial Officer

239-931-7281

leanne.stewart@21co.com

21ST CENTURY ONCOLOGY HOLDINGS, INC. REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

FORT MYERS, FL, November 14, 2016 — 21st Century Oncology Holdings, Inc. (“21C” or the “Company”), the leading global provider of integrated cancer care (ICC) services, announced today its financial results for the third quarter of 2016.

Third Quarter 2016 Results

Total revenues decreased by $16.6 million, or 6.3%, from $262.3 million for the three months ended September 30, 2015 to $245.7 million for the three months ended September 30, 2016.

Net patient service revenue in our total domestic freestanding line of business declined $7.3 million, or 4.8%, as compared to the same period in the prior year. This decline was driven by a 1.3% decline in total radiation oncology treatments per day and a 3.6% decline in net patient service revenue per radiation oncology treatment for the third quarter of 2016 as compared to the same period in the prior year.

Net patient service revenue in our ICC line of business declined $7.2 million, or 9.0%, as compared to the same period in the prior year.  The conversion of our Jacksonville medical oncology group to a professional services agreement (PSA) with the University of Florida, whereby the Company will invoice for chemotherapy administration only, eliminating the drug portion, drove $4.6 million of the decline in ICC revenue.

International net patient service revenue declined $3.4 million, or 10.7%, as compared to the same period in the prior year due to the devaluation in the Argentine Peso. Excluding the impact of currency fluctuations, international revenue growth was approximately 37.8%, or $8.9 million, quarter over quarter.

Net loss for the third quarter of 2016 was $78.5 million as compared to a net loss of $55.2 million for the same period in the prior year. The increase in net loss was the result of a $16.6 million reduction in total revenue, an increase in other gains and losses of $6.2 million, an increase in interest expense of $3.4 million and a $3.0 million increase in provision for bad debt, partially offset by a $5.8 million decrease in salaries and benefits.

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Pro-forma adjusted EBITDA in the third quarter of 2016 was $23.6 million, or 9.6% of total revenues, as compared to $31.4 million, or 12.0% of total pro-forma revenues, in the third quarter of 2015.

Total radiation oncology treatment plans decreased 0.2% in the third quarter of 2016 as compared to the same period in the prior year, and same market radiation oncology treatment plans increased 2.9% for the third quarter of 2016 as compared to the same period in the prior year.

Total radiation oncology treatments per day during the third quarter of 2016 declined 1.3% as compared to the same period in 2015 due to the closing of our Bronx-Lebanon, Riverhead, Upper Chesapeake and Holyoke centers as well as the transition of our Greenville, North Carolina radiation center to an unconsolidated health system joint venture. Same market radiation oncology treatments per day for the third quarter of 2016 increased 0.4% as compared to the same period in 2015.

Net patient service revenue per radiation oncology treatment decreased 3.6% in the third quarter of 2016 as compared to the same period in the prior year and same market net patient service revenue per radiation oncology treatment decreased 3.1% in the third quarter of 2016 as compared to the same period in the prior year.

The number of open cases in our international line of business for the third quarter of 2016 increased 3.8% as compared to the same period in the prior year.  Due to devaluation in the Argentine Peso, revenue per radiation oncology case declined 14.0% for the third quarter of 2016 as compared to the same period in the prior year. Excluding the impact of currency fluctuations, international revenue per case increased by approximately 26.0%.

Year-to-Date September 2016 Results

Total revenues decreased by $41.7 million, or 5.1%, from $816.1 million for the nine months ended September 30, 2015 to $774.4 million for the nine months ended September 30, 2016.

Net patient service revenue in our domestic freestanding line of business declined $19.8 million, or 4.2%, as compared to the same period in the prior year. This decline was driven by a 3.0% decline in total radiation oncology treatments per day and a 1.8% decline in net patient service revenue per radiation oncology treatment for the first nine months of 2016 as compared to the same period in the prior year.

Net patient service revenue in our ICC line of business declined $15.1 million, or 5.9%, as compared to the same period in the prior year.  The conversion of our Jacksonville medical oncology group to a professional services agreement (PSA) with the University of Florida, whereby the Company will invoice for chemotherapy administration only, eliminating the drug portion, drove $12.1 million of the decline in ICC revenue.

International net patient service revenue declined $8.1 million, or 9.2%, as compared to the same period in the prior year due to the devaluation in the Argentine Peso.  Excluding the impact of

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currency fluctuations, international revenue growth was approximately 36.1%, or $24.3 million, year over year.

Net loss for the nine month period ended September 30, 2016 was $92.9 million as compared to a net loss of $133.9 million for the same period in the prior year. The decrease in net loss resulted from a $22.4 million reduction in salaries and benefits, a decrease in general and administrative expense of $40.3 million and a $37.4 million reduction in the early extinguishment of debt, offset by a $41.7 million decline in revenue, a $3.6 million increase in provision for doubtful accounts, and a $13.8 million increase in fair value measurements.

Pro-forma adjusted EBITDA for the nine month period ended September 30, 2016 was $96.0 million, or 12.4% of total revenues, as compared to $120.3 million, or 14.7% of total pro-forma revenues, for the same period in the prior year.

Total radiation oncology treatment plans decreased 1.6% for the nine month period ended September 30, 2016 as compared to the same period in the prior year, and same market radiation oncology treatment plans increased 0.1% as compared to the same period in the prior year.

Total radiation oncology treatments per day during for the nine month period ended September 30, 2016 declined 3.0% as compared to the same period in 2015 due to the closing of our Bronx-Lebanon, Riverhead, Upper Chesapeake and Holyoke centers as well as the transition of our Greenville, North Carolina radiation center to an unconsolidated health system joint venture. Same market radiation oncology treatments per day for the nine month period ended September 30, 2016 declined 1.4% as compared to the same period in 2015.

Net patient service revenue per radiation oncology treatment decreased 1.8% for the nine month period ended September 30, 2016 as compared to the same period in the prior year and same market net patient service revenue per radiation oncology treatment decreased 2.2% for the nine month period ended September 30, 2016 as compared to the same period in the prior year.

The number of open cases in our international line of business for the nine month period ended September 30, 2016 increased 7.3% as compared to the same period in the prior year.  Due to devaluation in the Argentine Peso, revenue per radiation oncology case declined 15.4% for the nine month period ended September 30, 2016 as compared to the same period in the prior year. Excluding the impact of currency fluctuations, international revenue per case increased by approximately 26.3%

Recent Developments

On November 1, 2016, the Company announced that it failed to make a semi-annual interest payment as required by the indenture governing its 11.00% Senior Notes due 2023. The failure to make such interest payment, if not cured within 30 days, will result in an event of default under the Indenture.  The Company is using the available cure period to work with its lenders, bondholders and stakeholders to address the default.

William R. Spalding, President and Chief Executive Officer, said, “The Company’s business strategy is fundamentally sound, with a unique, integrated cancer care model that positions us well in the healthcare reform marketplace. I also believe that our size and scale, low cost, outpatient model

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with convenient locations contribute to our uniqueness and value in the cancer care market. I remain confident that investors and lenders, whether a part of the organization today or those who want to be a part of its future, have the same perspective and that a path forward exists which should allow us to address near term liquidity issues and better position our overall capital structure for the future.”

Earnings Conference Call

The Company will host a conference call on Friday, November 18, 2016 at 10 am Eastern Time, during which management will discuss the financial results in further detail.  The conference call and replay of the conference call may be accessed as follows:

Dial-in numbers: 877-407-9039 (Domestic); 201-689-8470 (International)

Replay Dial-in Numbers (Available until December 2, 2016): 844-512-2921 (Domestic); 412-317-6671 (International); Replay Pin Number: 13650240

A live webcast and webcast replay of the call will also be available from the Events section of the corporate website at www.21co.com.

About 21st Century Oncology Holdings, Inc.

21st Century Oncology Holdings, Inc. is the largest global provider of integrated cancer care services. The Company offers a comprehensive range of cancer treatment services, focused on delivering academic quality, cost-effective coordinated patient care in personal and convenient community settings. As of September 30, 2016, the Company operated 180 radiation treatment centers, including 144 centers located in 17 U.S. states and 36 centers located in seven countries in Latin America.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, state and federal investigations, claims and litigation matters, decreases in payments by managed care organizations and other commercial payers, liquidity, leverage ratios and compliance with other debt covenants and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

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21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per-share amounts)

	September 30,	December 31,
	2016	2015
	(unaudited)	(a)
ASSETS
Current assets:
Cash and cash equivalents	$49,696	$65,211
Restricted cash	300	195
Marketable securities	1,756	1,078
Accounts receivable, net	126,629	122,355
Prepaid expenses	10,494	7,822
Inventories	3,731	3,918
Income tax receivable	5,153	4,966
Other current assets	17,875	15,732
Total current assets	215,634	221,277

Equity investments in joint ventures	15,209	1,214
Property and equipment, net	214,695	238,585
Real estate subject to finance obligation	14,970	12,631
Goodwill	491,742	498,680
Intangible assets, net	59,481	70,115
Embedded derivative & other financial instrument features of Series A convertible redeemable preferred stock	499	17,883
Other long-term assets	40,487	41,588
Deferred income taxes	2,243	1,888
Total assets	$1,054,960	$1,103,861

LIABILITIES AND DEFICIT

Current liabilities:
Accounts payable	$57,666	$59,888
Accrued expenses	82,879	111,653
Income taxes payable	3,697	2,501
Current portion of long-term debt	1,106,662	1,023,877
Current portion of finance obligation	230	283
Other current liabilities	11,620	14,265
Total current liabilities	1,262,754	1,212,467
Long-term debt, less current portion	17,731	49,233
Finance obligation, less current portion	15,641	13,318
Embedded derivative & other financial instrument features of Series A convertible redeemable preferred stock	24,843	19,911
Other long-term liabilities	71,298	70,928
Deferred income taxes	4,989	3,887
Total liabilities	1,397,256	1,369,744

Series A convertible redeemable preferred stock, $0.001 par value, $1,000 stated value, 3,500,000 authorized, 410,000 and 385,000 issued and outstanding at September 30, 2016 and December 31, 2015, respectively	472,349	389,514
Noncontrolling interests - redeemable	19,247	19,233

Commitments and Contingencies

Equity:
Common stock, $0.01 par value, 1,000,000 shares authorized 1,059 shares issued and outstanding at September 30, 2016 and December 31, 2015	—	—
Additional paid-in capital	521,350	579,920
Retained deficit	(1,323,777)	(1,226,298)
Accumulated other comprehensive loss, net of tax	(58,966)	(54,574)
Total 21st Century Oncology Holdings, Inc. shareholder’s deficit	(861,393)	(700,952)
Noncontrolling interests - nonredeemable	27,501	26,322
Total deficit	(833,892)	(674,630)
Total liabilities and deficit	$1,054,960	$1,103,861

(a)  Derived from audited financial statements

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Net patient service revenue	$226,505	$243,768	$715,974	$755,877
Management fees	14,240	14,180	43,514	45,261
Other revenue	4,934	4,309	14,872	14,965
Total revenues	245,679	262,257	774,360	816,103

Expenses:
Salaries and benefits	136,859	142,640	414,610	436,996
Medical supplies	22,211	22,498	74,215	73,563
Facility rent expenses	17,440	16,983	52,304	50,821
Other operating expenses	16,007	15,951	47,678	46,994
General and administrative expenses	35,344	68,306	101,070	141,341
Depreciation and amortization	21,319	22,439	63,412	66,775
Provision for doubtful accounts	8,610	5,617	17,270	13,683
Interest expense, net	27,151	23,771	77,353	73,836
Other gains and losses	481	(5,696)	(12,699)	(7,363)
Impairment loss	770	—	2,595	—
Early extinguishment of debt	—	—	—	37,390
Fair value measurements	34,976	1,799	22,187	8,404
Gain (loss) on foreign currency transactions	(5)	333	300	537
Total expenses	321,163	314,641	860,295	942,977

Loss before income taxes and equity interest in net income of joint ventures	(75,484)	(52,384)	(85,935)	(126,874)
Income tax expense	3,166	2,851	7,967	7,198

Net loss before equity interest in net income (loss) of joint ventures	(78,650)	(55,235)	(93,902)	(134,072)
Equity interest in net income (loss) of joint ventures, net of tax	150	(10)	957	202
Net loss	(78,500)	(55,245)	(92,945)	(133,870)

Net income attributable to noncontrolling interests- redeemable and non-redeemable	(1,422)	(2,530)	(4,534)	(6,610)

Net loss attributable to 21st Century Oncology Holdings, Inc. shareholder	(79,922)	(57,775)	(97,479)	(140,480)

Other comprehensive loss, net of tax:
Unrealized loss on foreign currency translation	(1,150)	(2,415)	(5,146)	(6,414)
Other comprehensive loss	(1,150)	(2,415)	(5,146)	(6,414)

Comprehensive loss	(79,650)	(57,660)	(98,091)	(140,284)
Comprehensive income attributable to noncontrolling interests- redeemable and non-redeemable	(1,429)	(2,067)	(3,780)	(5,599)
Comprehensive loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(81,079)	$(59,727)	$(101,871)	$(145,883)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from operating activities
Net loss	$(92,945)	$(133,870)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	63,412	66,775
Deferred rent expense	200	356
Deferred income taxes	739	(912)
Stock-based compensation	—	6
Provision for doubtful accounts	17,270	13,683
Gain on the sale/disposal of property and equipment	(480)	(203)
Gain on the contribution of a radiation facility to a joint venture	(12,629)	—
Gain on the sale of marketable securities	—	(2)
Impairment loss	2,595	—
Early extinguishment of debt	—	37,390
Debt modification costs	5,910	—
Loss on foreign currency transactions	158	298
Fair value adjustment of earn-out liabilities	1	(518)
Fair value adjustment of embedded derivatives and other financial instruments	22,186	8,922
Amortization of debt discount	1,415	1,228
Amortization of loan costs	3,229	3,675
Paid in kind interest on notes payable	1,888	370
Equity interest in net income of joint ventures, net of tax	(957)	(202)
Distribution received from unconsolidated joint ventures	269	106
Pension plan contributions	(927)	(1,756)
Changes in operating assets and liabilities:
Accounts receivable and other current assets	(26,974)	(34,277)
Prepaid expenses and other assets	597	2,192
Inventories	231	(624)
Accounts payable	(2,214)	4,500
Accrued deferred compensation	1,198	1,057
Income taxes payable	843	435
Accrued expenses / other liabilities	(27,849)	64,692

Net cash (used in) provided by operating activities	(42,834)	33,321

Cash flows from investing activities
Purchase of property and equipment	(24,204)	(33,595)
Acquisition of medical practices	(129)	(33,064)
Change in restricted cash associated with medical practice acquisitions	(105)	7,009
Proceeds from the sale of equity interest in a joint venture	6,170	—
Purchase of joint venture interests	(502)	—
Proceeds from the sale of property and equipment	124	1,143
Purchase of marketable securities	(711)	(4,633)
Sale of marketable securities	—	4,013
(Loans to) repayments from employees	(221)	353
Distribution received from joint venture entities	—	496
Purchase of company owned life insurance policies	(1,105)	(1,015)
Change in other assets and other liabilities	545	45

Net cash used in investing activities	(20,138)	(59,248)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended
	September 30,
	2016	2015
Cash flows from financing activities
Proceeds from issuance of debt	62,748	972,851
Principal repayments of debt	(27,582)	(921,871)
Repayments of finance obligation	(200)	(168)
Proceeds from issuance of Series A convertible redeemable preferred stock	25,000	—
Payments of issue costs related to the issuance of preferred stock	(30)	—
Proceeds from issuance of noncontrolling interest	—	743
Proceeds from noncontrolling interest holders - redeemable and non-redeemable	—	3,230
Purchase of noncontrolling interest - non-redeemable	—	(16,233)
Cash distributions to noncontrolling interest holders - redeemable and non-redeemable	(3,208)	(4,072)
Payments for contingent considerations	(149)	(8,537)
Payment of call premium on long-term debt	—	(24,877)
Payment of debt modification costs	(5,910)	—
Payment of other financing costs	(552)	—
Payments of loan costs	(2,638)	(26,481)

Net cash provided by (used in) financing activities	47,479	(25,415)

Effect of exchange rate changes on cash and cash equivalents	(22)	(15)

Net decrease in cash and cash equivalents	(15,515)	(51,357)
Cash and cash equivalents, beginning of period	65,211	99,082

Cash and cash equivalents, end of period	$49,696	$47,725

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information (Unaudited)

Reconciliation of Total Pro-forma Revenue and Pro-forma Adjusted EBITDA to Net Loss Attributable to 21st Century Oncology Holdings, Inc. Shareholder

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands):	2016	2015	2016	2015

Total revenues	$245,679	$262,257	$774,360	$816,103
Pro-forma full period effect of acquisitions (a)	—	169	—	1,183
Total pro-forma revenues	$245,679	$262,426	$774,360	$817,286

Net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder	$(79,922)	$(57,775)	$(97,479)	$(140,480)
Income tax expense	3,166	2,851	7,967	7,198
Interest expense, net	27,151	23,771	77,353	73,836
Depreciation and amortization	21,319	22,439	63,412	66,775
Gain on the contribution of a radiation facility to a joint venture	—	—	(12,629)	—
Gain on BP settlement	—	(5,796)	(517)	(5,796)
Impairment loss	770	—	2,595	—
Early extinguishment of debt	—	—	—	37,390
Fair value adjustment of earn-out liabilities	—	12	1	(518)
Fair value adjustment of embedded derivatives and other financial instruments	34,976	1,787	22,186	8,922
Net income attributable to noncontrolling interests, net of cash distributions	(379)	480	1,326	2,538
Other expenses (a)	6,226	2,200	9,961	6,145
Non-cash expenses (b)	800	944	2,433	3,293
Sale-lease back adjustments (c)	(359)	4	(940)	(760)
Acquisition-related costs (d)	190	1,128	1,180	3,507
Litigation matters (e)	636	39,256	1,888	57,775
Expenses associated with debt/waiver amendments and restatement of previously issued financial statements (f)	9,049	—	17,230	—
Pro-Forma full period effect of acquisition EBITDA (a)	—	117	—	467

Pro-Forma Adjusted EBITDA (1)	$23,623	$31,418	$95,967	$120,292

Pro-Forma Adjusted EBITDA as a percentage of total revenues	9.6%	12.0%	12.4%	14.7%

(1) Pro-forma Adjusted EBITDA, as defined in our Credit Agreement, dated as of April 30, 2015, is calculated as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, net income attributable to noncontrolling interests, net of cash distributions, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, fair value adjustment of embedded derivative, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, costs associated with tradename and rebranding initiatives, expenses associated with idle/closed radiation therapy treatment facilities.

(a) Other expenses include management fees accrued to our sponsor, Vestar Capital Partners, loss on sale of assets, exit/disposal costs severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement. Expenses related to the costs associated with the Company’s tradename and rebranding initiatives and expenses associated with idle/closed radiation therapy facilities and costs associated with the CMS Medicare freeze.

(b) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(c) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(d) Acquisition related costs associated with ASC 805, “Business Combinations,” including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(e) Litigation matters relate to loss contingency reserves related to the Medicare investigative matters and costs associated with the termination of physicians.

(f) Expenses associated with debt/waiver amendments and accounting, legal and consulting fees associated with the restatement of previously issued financial statements.

We believe the Pro-Forma Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies as these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements. Pro-Forma Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting. Pro-Forma Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Pro-Forma Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Pro-Forma Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

KEY OPERATING STATISTICS

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
Operating Metrics	2016	2015	Change	2016	2015	Change
Number of operating days	64	64	0.0%	192	191	0.5%

Domestic
Radiation oncology treatment plans (total) (1)	8,816	8,832	-0.2%	27,039	27,481	-1.6%

Radiation oncology treatments per day (total)	3,083	3,124	-1.3%	3,167	3,265	-3.0%

Net patient service revenue per radiation oncology treatment (total)	$727	$754	-3.6%	$737	$750	-1.8%

Radiation oncology treatment plans (same market) (1),(2)	8,814	8,569	2.9%	26,879	26,860	0.1%

Radiation oncology treatments per day (same market) (2)	3,079	3,066	0.4%	3,159	3,205	-1.4%

Net patient service revenue per radiation oncology treatment (same market) (2)	$728	$751	-3.1%	$735	$752	-2.2%

International
Total number of open cases	5,094	4,907	3.8%	15,055	14,034	7.3%

Revenue per radiation oncology case	$5,525	$6,421	-14.0%	$5,273	$6,230	-15.4%

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
Revenue Details	2016	2015	Change	2016	2015	Change
Net patient service revenue per Consolidated Statements of Operations and Comprehensive Loss	$226,505	$243,768		$715,974	$755,877
Less net patient service revenue ICC	(72,125)	(79,292)		(240,586)	(255,654)
Less net patient service revenue professional services	(1,898)	(1,820)		(5,730)	(6,180)
Plus net patient service revenue unconsolidated MSAs (3)	19,169	19,653		57,975	61,450
Less international net patient service revenue	(28,142)	(31,508)		(79,384)	(87,434)

Domestic freestanding net patient service revenue	$143,509	$150,801	-4.8%	$448,249	$468,059	-4.2%

	September 30,
Center Details	2016	2015
Radiation therapy centers - freestanding (domestic)	132	134
Radiation therapy centers - freestanding (international)	36	36
Radiation therapy centers - professional / other	12	12

Total radiation therapy centers	180	182

(1) Total radiation oncology treatment plans represent the number of prescriptions issued by the physicians to start the treatment process.

(2) Same market is defined as markets that have been open in excess of 12 months. This includes in-market acquisitions and conversion of existing professional only relationships to freestanding.

(3) Medical services agreement